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                                                           EXHIBIT 10.35


                                EMPLOYMENT AGREEMENT

      This Employment Agreement ("Agreement") is entered into as of October 7, 1996 by and between Stephen J. Perkins, an individual ("Executive"), and Aftermarket Technology Corp., a Delaware corporation (the "Company" or "ATC").

      1.    EMPLOYMENT BY THE COMPANY AND TERM.

            (a) FULL TIME AND BEST EFFORTS. Subject to the terms set forth herein, the Company agrees to employ Executive as the President and Chief Executive Officer of the Company and Executive hereby accepts such employment. In addition, Executive shall serve as (i) President and Chief Executive Officer of each of Aftermarket Technology Holdings Corp., RPM Merit, Inc. and CRS Holdings Corp. and (ii) Chief Executive Officer of each of ATC Components, Inc., Aaron's Automotive Products, Inc., H.T.P., Inc., Mamco Converters, Inc., Component Remanufacturing Specialists, Inc., King-O-Matic Industries Ltd., Tranzparts Acquisition Corp. and Tranzparts, Inc. During the term of his employment with the Company, Executive shall devote his full time, best efforts and attention to the performance of his duties hereunder and to the business and affairs of the Company.

            (b) DUTIES. Executive shall serve in an executive capacity and shall perform such duties as are customarily associated with his then current title, consistent with the Bylaws of the Company and as required by the Company's Board of Directors (the "Board"). Executive agrees to devote his entire professional time, energies and skills to his employment hereunder while so employed (reasonable vacations and absences because of illness excepted).

            (c) COMPANY POLICIES. The employment relationship between the parties shall be governed by the general employment policies and practices of the Company, including but not limited to those relating to protection of confidential information and assignment of inventions, except that when the terms of this Agreement differ from or are in conflict with the Company's general employment policies or practices, this Agreement shall control.

            (d) TERM. The initial term of employment of Executive under this Agreement shall begin as of October 7, 1996 and end on October 6, 1999 (such three year period, the "Initial Term"), subject to the provisions for termination set forth in Section 5 below and renewal as provided in Section 1(e) below.

            (e) RENEWAL. Unless the Company shall have given the Executive notice that this Agreement shall not be renewed at least 90 days prior to the end of the Initial Term, the term of this Agreement shall be automatically extended for a period of one year, such procedure to be followed in each such successive period. Each extended term shall continue to be subject to the provisions for termination set forth herein.

      2.    COMPENSATION AND BENEFITS.

            (a) SALARY. Executive shall receive for services to be rendered hereunder an annual base salary (the "Base Salary") initially equal to Three Hundred Thousand Dollars ($300,000) payable on a monthly basis, subject to standard withholdings for taxes and social security and the like. Executive's annual Base Salary will be reviewed annually by the Board and adjusted when deemed appropriate by the Board to adequately reflect the scope and success of the Company's operations.

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            (b)   PARTICIPATION IN BENEFIT PLANS.  During the term hereof,
Executive shall be entitled to participate in any group insurance, hospitalization, medical, dental, health and accident, disability or similar plan or program of the Company now existing or established hereafter to the extent that he is eligible under the general provisions thereof. The Company may, in its sole discretion and from time to time, establish additional senior management benefit programs as it deems appropriate. Until such time as the Company establishes a medical, dental, health and accident or disability plan or program of its own, Executive shall be entitled to the extent legally permitted to obtain coverage therefor under, and pursuant to the terms of, any such plans or programs of the Company's subsidiaries, as may be designated by the Executive.

            (c) VACATION. Executive shall be entitled to a period of annual vacation time equal to that provided to senior managers by the Company's policies and procedures regarding vacation, but in any event not less than four weeks per year. The days selected for Executive's vacation must be mutually agreeable to the Company and Executive.

            (d) 401(K) PLAN. To the extent legally permitted, Executive shall be entitled to place a portion of his Base Salary into a 401(K) or other qualified deferred tax annuity plan of the Company or, if the Company does not have such a plan, of any such plan of any of the Company's subsidiaries, as may be designated by the Executive.

            (e) DISABILITY INSURANCE. To the extent that Executive's disability insurance coverage in effect immediately prior to the date hereof may be continued after the date hereof, the Company shall pay the premiums for such insurance to the extent that the annual coverage provided thereby does not exceed the Base Salary.

      3.    OPTION AND BONUS PLANS.

            (a) PARTICIPATION. During the term hereof, Executive shall be entitled to participate in any stock option plan and any bonus or incentive plan of the Company currently made available by the Company to executive employees of the Company or which may be made available in the future to executive employees of the Company, subject to and on a basis consistent with the terms, conditions and administration of any such plan; PROVIDED, HOWEVER, that Executive's annual cash bonus will be as provided in Section 3(c) below. Executive understands that any such plan may be modified or eliminated in the Company's discretion in accordance with applicable law.

            (b) OPTIONS. Executive shall be entitled to receive stock options ("Options") under the 1994 Stock Option Plan of Aftermarket Technology Holdings Corp. ("Holdings"), which owns all of the shares of capital stock of ATC, to purchase 83,000 shares of Holdings Common Stock. The Options will be "incentive stock options" if and to the extent permitted under the Internal Revenue Code and shall have the following terms:

                  (i) VESTING. The Options shall vest for so long as Executive shall be employed under this Agreement as follows: (x) one-third on the first anniversary of the date hereof; (y) one-third on the second anniversary of the date hereof; and (z) one-third on the third anniversary of the date hereof.

                  (ii) EXERCISE PRICE. The Options shall have an exercise price of $28.00 per share.

                  (iii) DURATION. The Options shall expire ten (10) years from the date hereof, subject to the terms of the 1994 Stock Option Plan.

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The common stock underlying the Options shall be subject to the terms and conditions of the Stockholders Agreement currently in effect with respect to the common stock of Holdings, a copy of which has been provided to Executive. Executive agrees to execute a copy of such Stockholders Agreement concurrently with the execution hereof.

            (c) ANNUAL CASH BONUS. Executive shall receive a cash bonus of $100,000 for the period ending December 31, 1996. For all subsequent annual periods, Executive shall receive such cash bonus as the Board shall determine in its sole discretion based upon the performance of the Company and its subsidiaries, provided that the annual cash bonus payable to Executive shall not exceed 75% of the Base Salary for such year. Such bonuses shall be paid at such time as the Company pays cash bonuses to its executive employees.

      4. REASONABLE BUSINESS EXPENSES AND SUPPORT. Executive shall be reimbursed for documented and reasonable business expenses in connection with the performance of his duties hereunder. Executive shall be furnished reasonable office space, assistance and facilities.

      5. TERMINATION OF EMPLOYMENT. The date on which Executive's employment by the Company ceases, under any of the following circumstances, shall be defined herein as the "Termination Date."

            (a)   TERMINATION FOR CAUSE.

                  (i) TERMINATION; PAYMENT OF ACCRUED SALARY AND VACATION. The Board may terminate Executive's employment with the Company at any time for cause, immediately upon notice to Executive of the circumstances leading to such termination for cause. In the event that Executive's employment is terminated for cause, Executive shall receive payment for all accrued salary and vacation time through the Termination Date, which in this event shall be the date upon which notice of termination is given. The Company shall have no further obligation to pay further compensation or severance of any kind nor to make any payment in lieu of notice.

                  (ii) DEFINITION OF CAUSE. "CAUSE" means the occurrence or existence of any of the following with respect to Executive, as determined by a majority of the disinterested directors of the Board; (a) a material breach by the Executive of his duty not to engage in any transaction that represents, directly or indirectly, self-dealing with the Company or any of its Affiliates which has not been approved by a majority of the disinterested directors of the Board or of the terms of his employment, if in any such case such material breach remains uncured after the lapse of 30 days following the date that the Company has given the Executive written notice thereof; (b) the repeated material breach by the Executive of any duty referred to in clause
(a) above as to which at least one written notice has been given pursuant to such clause (a); (c) any act of dishonesty, misappropriation, embezzlement, intentional fraud or similar conduct involving the Company or any of its Affiliates; (d) the conviction or the plea of nolo contendere or the equivalent in respect of a felony involving moral turpitude; (e) the repeated non-prescription use of any controlled substance or the repeated use of alcohol or any other non-controlled substance which, in the reasonable determination of the Board, in any case described in this clause (e), renders the Executive unfit to serve in his capacity as an officer or employee of the Company or its Affiliates; or (f) gross negligence or willful misconduct in the performance of his duties hereunder, or a willful and material breach of this Agreement, but not including any mistake of fact or opinion made in good faith with respect to the business of the Company or any subsidiary of the Company.

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            (b)   VOLUNTARY TERMINATION.  Executive may voluntarily terminate his employment with the Company at any time upon ninety (90) days prior written notice, after which no further compensation of any kind or severance payment will be payable under this Agreement.

            (c) TERMINATION UPON DISABILITY. The Company may terminate Executive's employment in the event Executive shall be unable to perform his duties hereunder because of illness or other incapacity, and such illness or other incapacity shall continue for a period of six (6) consecutive months. After the Termination Date, which in this event shall be the date upon which notice of termination is given, no further compensation of any kind or severance payment will be payable under this Agreement except that (i) Executive shall receive the accrued portion of any bonus through the Termination Date, less standard withholdings for tax and social security purposes, payable upon such date or over such period of time which is in accordance with the applicable bonus plan, and (ii) Executive shall be entitled to (x) continued health insurance coverage, at the Company's expense, for twelve (12) months following the Termination Date and (y) such other benefits as are provided under the Company's long-term disability plan, if any, then in effect.

            (d) TERMINATION WITHOUT CAUSE. In the event Executive's employment is terminated without "cause," as defined above, the Company shall pay Executive as severance the following:

                  (i) if the Termination Date occurs during the Initial Term, an amount equivalent to the then Base Salary for the remainder of the Initial Term or for a period of eighteen (18) months from the Termination Date, whichever period is longer, or

                  (ii) if the Termination Date occurs after the end of the Initial Term, an amount equivalent to the then Base Salary for a period of eighteen (18) months from the Termination Date,

in either case less standard withholdings for tax and social security purposes, payable over such period in monthly PRO RATA payments commencing as of the Termination Date plus the accrued portion of any bonus through the Termination Date, less standard withholdings for tax and social security purposes, payable upon such date or over such period of time which is in accordance with the applicable bonus plan. During the period that Executive is entitled to receive payments under this Section 5(d) and to the extent permissible under applicable law, Executive shall be entitled to (x) continued health insurance coverage, at the Company's expense, and (y) such other benefits as are provided under the Company's long-term disability plan, if any, then in effect.

            (e) TERMINATION UPON DEATH. If Executive dies prior to the expiration of the term of this Agreement, the Company shall (i) continue, for a period of twelve (12) months following Executive's death, health insurance coverage of Executive's dependents (if any) under all benefit plans or programs in which Executive participated at the time of his death, and (ii) pay to Executive's estate the accrued portion of any bonus through the Termination Date, less standard withholdings for tax and social security purposes, payable upon such date or over such period of time which is in accordance with the applicable bonus plan, and no further compensation of any kind or severance payment will be payable under this Agreement.

      6. PROPRIETARY INFORMATION OBLIGATIONS. During the term of employment under this Agreement, Executive will have access to and become acquainted with the Company's confidential and proprietary information, including but not limited to information or plans regarding the Company's customer relationships, personnel, or sales, marketing, and

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financial operations and methods; trade secrets; formulas; devices; secret inventions; processes; and other compilations of information, records, and specifications (collectively "Proprietary Information"). Executive shall not disclose any of the Company's Proprietary Information directly or indirectly, or use it in any way, either during the term of this Agreement or at any time thereafter, except as required in the course of his employment for the Company or as authorized in writing by the Company. All files, records, documents, computer-recorded information, drawings, specifications, equipment and similar items relating to the business of the Company, whether prepared by Executive or otherwise coming into his possession, shall remain the exclusive property of the Company and shall not be removed from the premises of the Company under any circumstances whatsoever without the prior written consent of the Company, except when (and only for the period) necessary to carry out Executive's duties hereunder, and if removed shall be immediately returned to the Company upon any termination of his employment and no copies thereof shall be kept by Executive; PROVIDED, HOWEVER, that Executive shall be entitled to retain documents reasonably related to his interest as a shareholder and any documents that were personally owned or acquired.

      7. NONINTERFERENCE. While employed by the Company, Executive agrees not to interfere with the business of the Company by directly or indirectly soliciting, attempting to solicit, inducing, or otherwise causing any employee of the Company to terminate his or her employment in order to become an employee, consultant or independent contractor to or for any other employer.

      8. NONCOMPETITION. Executive agrees that during his employment and, if this Agreement is terminated pursuant to Section 5(a) or 5(b), for a period of eighteen (18) months after the Termination Date, he will not, without the prior consent of the Company, directly or indirectly, have an interest in, be employed by, be connected with, or have an interest in, as an employee, consultant, officer, director, partner, stockholder or joint venturer, in any person or entity owning, managing, controlling, operating or otherwise participating or assisting in any business which is similar to or in competition with the business of the Company as it existed during the term of this Agreement in any state in which the Company was conducting business on or before the Termination Date and continues to do so thereafter; PROVIDED, HOWEVER, that the foregoing shall not prevent the Executive from being a stockholder of less than 1% of the issued and outstanding securities of any class of a corporation listed on a national securities exchange or designated as national market system securities on an interdealer quotation system by the National Association of Securities Dealers, Inc.

      9.    MISCELLANEOUS.

            (a) NOTICES. Any notices provided hereunder must be in writing and shall be deemed effective upon the earlier of personal delivery (including personal delivery by telecopy or telex) or the third day after mailing by first class mail to the recipient at the address indicated below:

            To the Company:

            Aftermarket Technology Corp.
            c/o Aurora Capital Partners L.P.
            1800 Century Park East
            Suite 1000
            Los Angeles, California  90067
            Attention:  Richard K. Roeder, Esq.
            Facsimile:  (310) 227-5591

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            To Executive:

            Stephen J. Perkins
            14517 Morningside Road
            Orland Park, Illinois
            Facsimile:  (708) 349-0498

or to such other address or to the attention of such other person as the recipient party will have specified by prior written notice to the sending party.

            (b) SEVERABILITY. If any term or provision (or any portion thereof) of this Agreement is determined by a court to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions (or other portions thereof) of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or provision (or any portion thereof) is invalid, illegal or incapable of being enforced, this Agreement shall be deemed to be modified so as to effect the original intent of the parties as closely as possible to the end that the transactions contemplated hereby and the terms and provisions hereof are fulfilled to the greatest extent possible.

            (c) ENTIRE AGREEMENT. This document constitutes the final, complete, and exclusive embodiment of the entire agreement and understanding between the parties related to the subject matter hereof and supersedes and preempts any prior or contemporaneous understandings, agreements, or representations by or between the parties, written or oral.

            (d) COUNTERPARTS. This Agreement may be executed on separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same agreement.

            (e) SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company, and their respective successors and assigns, except that Executive may not assign any of his duties hereunder and he may not assign any of his rights hereunder without the prior written consent of the Company.

            (f) ATTORNEYS FEES. If any legal proceeding is necessary to enforce or interpret the terms of this Agreement, or to recover damages for breach therefore, the prevailing party shall be entitled to reasonable attorney's fees, as well as costs and disbursements, in addition to any other relief to which he or it may be entitled.

            (g) AMENDMENTS. No amendments or other modifications to this Agreement may be made except by a writing signed by both parties. No amendment or waiver of this Agreement requires the consent of any individual, partnership, corporation or other entity not a party to this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any third person any rights or remedies under or by reason of this Agreement.

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            (h)   CHOICE OF LAW.  All questions concerning the construction, validity and interpretation of this Agreement will be governed by the internal law, and not the law of conflicts, of the State of Delaware.

            (i) INTERPRETATION. In interpreting this Agreement, all terms shall be construed in accordance with their fair meaning and not strictly against any party as the drafter hereof.

      IN WITNESS WHEREOF, the parties have executed this agreement effective as of the date it is last executed below by either party.




                                   ------------------------------------------
                                   Stephen J. Perkins

                                   Aftermarket Technology Corp.

                                   By:
                                      ---------------------------------------
                                   Name:
                                   Title:
























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